Exhibit (a)(1)(D)

NOTICE OF WITHDRAWAL OF SURRENDER OF

STEWART ENTERPRISES, INC.

3.125% SENIOR CONVERTIBLE NOTES DUE 2014

(CUSIP NO. 860370AH8), AND

3.375% SENIOR CONVERTIBLE NOTES DUE 2016

(CUSIP NO. 860370AK1)

Pursuant to the Notice of Anticipated Fundamental Change and Offer to Repurchase and

Fundamental Change Conversion Notice

Dated 5, 2013

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 3, 2013, UNLESS THE OFFER IS EXTENDED BY THE COMPANY (AS MAY BE EXTENDED, THE “EXPIRATION DATE”). REGISTERED HOLDERS OF NOTES MUST SURRENDER THEIR NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER TO RECEIVE THE REPURCHASE PRICE. NOTES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE DEPOSITARY RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN THE EXPIRATION DATE.

This Notice of Withdrawal of Surrender should be delivered to the Depositary:

U. S. Bank National Association

EP-MN-W53C

60 Livingston Ave.

Saint Paul, Minnesota 55107-1419

Attention: Specialized Finance

Facsimile: (651) 466-7372

Confirmation Number: (800) 934-6808

General Bondholder Inquiry Number: (800) 934-6802

All capitalized terms used but not defined herein have the meanings given to them in the Notice of Anticipated Fundamental Change and Offer to Repurchase and Fundamental Change Conversion Notice, dated December 5, 2013 (the “Offer to Repurchase”), and the accompanying Letter of Transmittal, of Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), relating to the purchase by the Company, at the option of the holder thereof, of the Notes for $1,000.00 per $1,000.00 principal amount, plus any accrued and unpaid interest thereon to, but excluding, February 4, 2014 (the “Fundamental Change Purchase Price”), subject to the terms and conditions of the Indentures and the Offer to Repurchase.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the surrender of their Notes in the Offer if (i) Notes have been previously surrendered to the Depositary, or (ii) delivery of such Notes has been previously made by book-entry transfer to the Depositary’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Tender Notes for Repurchase” in the Offer to Repurchase.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Notes described below, which Notes were previously surrendered for purchase pursuant to the Offer to Repurchase.

The undersigned understands that the withdrawal of the Notes previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Letter of Transmittal and Fundamental Change Repurchase Notice (the undersigned’s “Letter of Transmittal”). Such withdrawn Notes may be re-surrendered for purchase only by following the procedures for surrendering set forth in the Offer to Repurchase and in the accompanying Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal will not be affected by and will survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal will be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

*        *        *

DESCRIPTION OF NOTES SURRENDERED BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes)(1)	Series of Notes Being Withdrawn	Notes Certificate Number(s)(2)	Principal Amount Represented by Notes	Principal Amount Being Number(s)(2)	Principal to R Surrender

Total Amount Surrendered for Repurchase

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Depositary’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if Notes are being surrendered for purchase by book-entry transfer.
(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Notes will be deemed to have been withdrawn.
(4)	Must specify the principal amount (if any) of such Notes which remain subject to the original Letter of Transmittal and which has been or will be delivered for purchase.

METHOD OF DELIVERY

☐	CHECK HERE IF THE NOTES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF THE NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

Address:

Telephone:

Contact Person:

DTC Account Number:

Facsimile:

Date Surrendered:

Transaction Code Number:

SIGN HERE

(To Be Completed by All Registered Holders of Notes Being Withdrawn)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Dated:                     , 20

Name(s):
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed

GUARANTY OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Dated:                     , 20